Exhibit 99.1

                             [GRAPHIC APPEARS HERE]

                                                RADIATION THERAPY SERVICES, INC.

PRESS RELEASE

Contacts:                                             Investors/Media:
Dave Koeninger                                        Nick Laudico/Jason Rando
Chief Financial Officer                               The Ruth Group
Radiation Therapy Services, Inc.                      646-536-7030/7025
239-931-7282                                          nlaudico@theruthgroup.com
dkoeninger@rtsx.com                                   jrando@theruthgroup.com

                       RADIATION THERAPY SERVICES REPORTS
                      THIRD QUARTER 2005 FINANCIAL RESULTS

THIRD QUARTER HIGHLIGHTS:
     o    Total revenues increased 37.7% to $56.0 million from third quarter
          2004
     o    Same practice total revenues increased 13.9% from same period 2004
     o Same practice revenue per treatment at freestanding centers increased 10.0% from same period 2004
     o Net income was $4.5 million, an increase of 57.4% from net income of $2.9 million for the third quarter of 2004
     o    Opened second de novo facility in Rhode Island

FORT MYERS, FL, November 2, 2005 - Radiation Therapy Services, Inc. (Nasdaq:
RTSX), a provider of radiation therapy services to cancer patients, today announced financial results for the third quarter ended September 30, 2005, and provided an update on the impact of Hurricane Wilma on its South Florida treatment centers.

Total revenue for the third quarter was $56.0 million, an increase of 37.7% from $40.7 million in the same quarter of 2004, with 24.0% of the increase provided by new practices, or practices operated by Radiation Therapy for less than twelve months. Net patient service revenue, or revenues generated from services where the Company bills patients directly, principally at freestanding treatment centers, were $54.2 million. Growth in the professional-only component of service revenue, provided by radiation oncologists and other oncology specialists, contributed 3.8% to the overall increase in total revenue for the quarter, increasing to $3.9 million from $2.3 million in the same quarter of 2004. Other revenue, or revenues generated principally from services where Radiation Therapy bills the hospital for services provided, were $1.8 million. Revenue per treatment on a same practice basis at the Company's 55 freestanding centers increased 10.0%, while treatments on a same practice basis increased 2.2%.

Net income for the third quarter 2005 increased $1.6 million, to $4.5 million, or $0.19 per diluted share, from $2.9 million, or $0.12 per diluted share, for the third quarter of 2004. The year-over-year net income increase reflects a third quarter 2004 special charge of $0.7 million, net of tax, or $0.03 per diluted share.

Total revenue for the nine months ended September 30, 2005 was $162.9 million, an increase of 29.5% from $125.8 million in the same period of 2004. Net patient service revenue, or revenues generated from services where the Company bills patients directly, principally at freestanding treatment centers, was $155.4 million. Other revenue, or revenues generated principally from services where Radiation Therapy bills the hospital for services provided, was $7.4 million.

Net income for the nine months ended September 30, 2005 was $18.3 million, or $0.78 per diluted share.

In September 2005, the Company opened a new Rhode Island treatment center and began treating patients at the facility. The center is the Company's 67th treatment center in operation and the second de novo center opened in Rhode Island.

In October 2005, the Company announced it will install seven stereotactic radiosurgery systems with image guided radiation therapy (IGRT) capabilities in its radiation treatment centers in its four Southwest Florida and Las Vegas, Nevada local markets. The installation of these systems will enhance the Company's ability to deliver sophisticated services. The installation will also serve as a pilot program, allowing the Company to efficiently introduce these techniques throughout its local markets. The stereotactic radiosurgery systems will allow the Company to treat intra-cranial and extra-cranial cancers to a higher dose with target localization and image verification. The systems can also be used for stereotactic radiotherapy, and intensity modulated, conventional and conformal radiation therapy.

Dr. Daniel Dosoretz, President and Chief Executive Officer, said, "We are pleased with our third quarter results, which exceeded our top line expectations once again and produced strong net income growth. Our solid progress was led by our ability to enter new local markets with attractive demographics over the first nine months of 2005 as well as robust third quarter growth in same practice revenue per treatment at freestanding centers of 10.0%. We also continue to execute our strategy of making the most advanced radiation therapy technology available to broader patient populations. This is demonstrated by our announced plans to implement stereotactic radiosurgery and IGRT technologies in several of our key local markets."

Radiation Therapy generated $21.6 million in net cash from operations in the nine months ended September 30, 2005, down from $26.8 million in the same period of 2004. The Company became a C corporation taxpayer coincident with its 2004 initial public offering and made its first federal corporate income tax payment in the fourth quarter of last year while payments of $12.6 million have been made in the first nine months of the current year. Total capital expenditures, including capital lease obligations, for the nine months ended September 30, 2005 were $20.6 million, compared to $16.0 million for the nine months ended September 30, 2004. The Company's days sales outstanding (DSO) for the third quarter 2005 were 55 days, compared to 56 days for the third quarter 2004.

For the third quarter 2005, Radiation Therapy reported an average of 1,308 total treatments per day at its 55 freestanding centers, a 32.0% increase from the same period in 2004.

Radiation Therapy is pleased to announce that none of its 21 centers in South Florida suffered any structural damage due to the effects of Hurricane Wilma. The Company's 21 centers were closed on Monday, October 24, in anticipation of the hurricane. Of these 21 centers, 20 are now fully operational and the remaining center will resume full operation as electrical power is restored. The Company's fourth quarter 2005 financial results will be affected by the hurricane; however, patients have resumed treatment and are expected to complete their full course of prescribed therapy. The hurricane-related aftermath is difficult to ascertain at this point and any change in the influx of seasonal residents to South Florida because of Hurricane Wilma could also impact the Company's short-term operating results. The Company is still evaluating the short-term effect of the hurricane and is unable to confirm or update previously announced financial guidance for the full year 2005 at this time. Radiation Therapy continues to be very confident in its underlying business and will provide full year 2006 financial guidance in the future press release announcing fourth quarter 2005 financial results.

CONFERENCE CALL
---------------
Management will host a conference call tomorrow at 10:00 a.m. EST. A live Web cast of the conference call will be available online on the Company's corporate Web site at www.rtsx.com. The dial-in numbers are (877) 407-0784 for domestic callers, and (201) 689-8560 for international. After the live Web cast, the call will remain available on Radiation Therapy's Web site until December 1, 2005. In addition, a telephonic replay of the call will be available until November 17, 2005. The replay dial-in numbers are (877) 660-6853 for domestic callers and
(201) 612-7415 for international callers. Please use account number 3055 and conference ID number 172805.

About Radiation Therapy Services
--------------------------------
Radiation Therapy Services, Inc., which operates radiation treatment centers primarily under the name 21st Century Oncology, is a provider of radiation therapy services to cancer patients. The Company's 67 treatment centers are clustered into 21 local markets in 13 states, including Alabama, Arizona, Delaware, Florida, Kentucky, Maryland, Massachusetts, Nevada, New Jersey, New York, North Carolina, Rhode Island and West Virginia. The Company is headquartered in Fort Myers, Florida. More information about the Company can be found at its Web site www.rtsx.com. RTSXG This release may contain forward-looking statements about the Company's future plans, expectations and objectives. Words such as "may," "will," "expect," "intend," "anticipate," "plan," "believe," "seek," "could" and "estimate" and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to those risk factors described in the "Risk Factors" section and other information in the Company's most recently filed quarterly report on Form 10-Q and annual report on Form 10-K, as well as the Company's other filings with the Securities and Exchange Commission which are available on the SEC's website at www.sec.gov. Readers of this release are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release.

                        RADIATION THERAPY SERVICES, INC.
                                AND SUBSIDIARIES
      CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                                       THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                         SEPTEMBER 30,                     SEPTEMBER 30,
                                                                 ------------------------------    ------------------------------
                                                                     2005             2004             2005             2004
                                                                 -------------    -------------    -------------    -------------
Net patient service revenue                                      $      54,175    $      38,971    $     155,453    $     120,228
Other revenue                                                            1,839            1,703            7,424            5,528
                                                                 -------------    -------------    -------------    -------------
Total revenues                                                          56,014           40,674          162,877          125,756

Salaries and benefits                                                   29,248           21,749           81,815           63,546
Medical supplies                                                         1,411              808            4,296            2,560
Facility rent expense                                                    1,987            1,310            5,572            4,061
Other operating expenses                                                 2,599            1,816            7,021            5,601
General and administrative expenses                                      6,312            6,296           16,730           14,513
Depreciation and amortization                                            2,895            1,708            7,664            4,897
Provision for doubtful accounts                                          2,621            1,427            5,784            4,180
Interest expense, net                                                    1,513              787            3,563            2,641
Impairment loss                                                              -                -            1,226                -
                                                                 -------------    -------------    -------------    -------------
Total expenses                                                          48,586           35,901          133,671          101,999
                                                                 -------------    -------------    -------------    -------------
Income before minority interests                                         7,428            4,773           29,206           23,757
Minority interests in net (earnings) losses of
 consolidated entities                                                     (92)              20              625                5
                                                                 -------------    -------------    -------------    -------------

Income before income taxes                                               7,336            4,793           29,831           23,762

Income tax expense                                                       2,809            1,917           11,515           19,545
                                                                 -------------    -------------    -------------    -------------

Net income                                                               4,527            2,876           18,316            4,217

Other comprehensive income:
Unrealized gain (loss) on derivative interest
 rate swap agreement, net of tax                                             3                1              (33)              37
                                                                 -------------    -------------    -------------    -------------
Comprehensive income                                             $       4,530    $       2,877    $      18,283    $       4,254
                                                                 =============    =============    =============    =============
Net income per common share outstanding - basic                  $        0.20    $        0.13    $        0.81    $        0.22
                                                                 =============    =============    =============    =============
Net income per common share outstanding - diluted                $        0.19    $        0.12    $        0.78    $        0.21
                                                                 =============    =============    =============    =============
Weighted average shares outstanding:
     Basic                                                              22,757           22,448           22,693           19,562
                                                                 =============    =============    =============    =============
     Diluted                                                            23,745           23,044           23,613           20,360
                                                                 =============    =============    =============    =============
Pro forma income data:
Income before income taxes, as reported                                                                             $      23,762
Pro forma income taxes                                                                                                      9,505
                                                                                                                    -------------
Pro forma net income                                                                                                $      14,257
                                                                                                                    =============

Pro forma net income per common share outstanding - basic                                                           $        0.73
                                                                                                                    =============
Pro forma net income per common share outstanding - diluted                                                         $        0.70
                                                                                                                    =============

                        RADIATION THERAPY SERVICES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (in thousands, except per share amounts)

                                                                 SEPTEMBER 30,    DECEMBER 31,
                                                                     2005             2004
                                                                 -------------    -------------
                                                                  (unaudited)
                            ASSETS
Current assets:
     Cash and cash equivalents                                   $       5,174    $       5,019
     Marketable securities, at market                                    5,900            2,400
     Accounts receivable, net                                           33,460           25,834
     Income taxes receivable                                             2,411              426
     Prepaid expenses                                                    2,313            2,882
     Current portion of lease receivable                                   699              653
     Inventories                                                         1,205            1,065
     Other                                                               1,155              680
                                                                 -------------    -------------
Total current assets                                                    52,317           38,959

Lease receivable, less current portion                                     700            1,230
Equity investments in joint ventures                                       748            1,422
Property and equipment, net                                            108,775           83,000
Goodwill, net                                                           65,379           35,442
Intangible assets, net                                                   7,137            1,328
Other assets                                                             8,056            6,797
                                                                 -------------    -------------
Total assets                                                     $     243,112    $     168,178
                                                                 =============    =============

             LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                            $      14,301    $       2,955
     Accrued expenses                                                   11,518            9,482
     Deferred income taxes                                               1,461            1,729
     Current portion of long-term debt                                  10,726            9,620
                                                                 -------------    -------------
Total current liabilities                                               38,006           23,786
Long-term debt, less current portion                                    95,219           56,483
Other long-term liabilities                                              2,122            2,005
Deferred income taxes                                                   15,614           15,479
Minority interest in consolidated entities                               3,641            4,104
                                                                 -------------    -------------
Total liabilities                                                      154,602          101,857
Shareholders' equity
     Preferred stock, $0.0001 par value, 10,000 shares
      authorized, none issued or outstanding                                 -                -
     Common stock, $0.0001 par value, 75,000 shares
      authorized, 22,824 and 22,489 shares issued and
      outstanding at September 30, 2005 and
      December 31, 2004, respectively                                        2                2
     Additional paid-in capital                                         72,459           69,687
     Retained earnings (deficit)                                        16,706           (1,610)
     Notes receivable from shareholders                                   (633)          (1,767)
     Accumulated other comprehensive (loss) income, net of tax             (24)               9
                                                                 -------------    -------------
Total shareholders' equity                                              88,510           66,321
                                                                 -------------    -------------
Total liabilities and shareholders' equity                       $     243,112    $     168,178
                                                                 =============    =============

               RADIATION THERAPY SERVICES, INC.
                       AND SUBSIDIARIES
        CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (in thousands)
                          (unaudited)

                                                                       NINE MONTHS ENDED
                                                                         SEPTEMBER 30,
                                                                 ------------------------------
                                                                     2005             2004
                                                                 -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income                                                       $      18,316    $       4,217
Adjustments to reconcile net income to net cash provided
 by operating activities:
      Depreciation                                                       7,067            4,770
      Amortization                                                         597              127
      Deferred rent expense                                                167              111
      Write down of machine parts inventory                                  -            1,223
      Deferred income tax provision                                       (133)          15,407
      Stock based compensation                                              89              104
      Impairment loss                                                    1,226                -
      Provision for doubtful accounts                                    5,784            4,180
      Loss on the sale of property and equipment                            75               40
      Gain on sale of equity interest in joint venture                    (982)               -
      Minority Interests in net losses of consolidated entities           (625)              (5)
      Write off of loan costs                                              579              336
      Equity interest in net loss (income) of joint ventures               523              (35)
      Changes in operating assets and liabilities:
           Accounts receivable                                         (13,975)          (6,257)
           Income taxes receivable                                      (1,985)               -
           Inventories                                                    (140)            (239)
           Prepaid expenses                                                570            1,028
           Accounts payable                                              2,502             (908)
           Accrued expenses                                              1,978           (1,481)
           Income taxes payable                                              -            4,143
                                                                 -------------    -------------
Net cash provided by operating activities                               21,633           26,761

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                                     (15,899)         (12,268)
Acquisition of radiation centers                                       (42,835)          (7,115)
Proceeds from the sale of property and equipment                            21              951
Proceeds from the sale of equity interest in joint venture               1,814                -
Receipts of principal payments on notes receivable from
 shareholders                                                                -              662
Purchases of marketable securities                                      (3,500)               -
Repayments from (loans to) employees                                       326             (534)
Contribution of capital to joint venture entities                          (84)               -
Distribution received from joint venture                                   235                -
Change in lease receivable                                                 484              353
Change in other assets                                                    (218)             587
                                                                 -------------    -------------
Net cash used in investing activities                                  (59,656)         (17,364)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of debt                                          42,000           51,400
Principal repayments of debt                                            (6,976)         (58,353)
Proceeds from public offering of common stock, net of expenses               -           46,781
Proceeds from the issuance of common stock                                   -               38
Proceeds from exercise of stock options                                  2,683            2,112
Payments of notes receivable from shareholders                           1,134              546
Minority interest in partnership distribution                              (70)               -
Distributions to shareholders                                                -          (46,441)
Payments of loan costs                                                    (593)          (1,633)
                                                                 -------------    -------------
Net cash provided by (used in) financing activities                     38,178           (5,550)

Net increase in cash and cash equivalents                                  155            3,847
Cash and cash equivalents, at beginning of period                        5,019            2,606
                                                                 -------------    -------------
Cash and cash equivalents, at end of period                      $       5,174    $       6,453
                                                                 =============    =============

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
Recorded capital lease obligations related to the
 acquisition of equipment                                        $       4,719    $       3,711
Recorded accounts payable liabilities related to the purchase
  commitment of delivered medical equipment                      $       8,732    $           -
Issuance of common stock for the acquisition of Devoto
 Construction, Inc.                                              $           -    $       3,528
Recorded capital lease obligations related to the
 acquisition of radiation center assets                          $          48    $       2,034
Recorded obligation related to the acquisition of radiation
 center assets                                                   $         137    $         100

                        RADIATION THERAPY SERVICES, INC.
                                AND SUBSIDIARIES
                            KEY OPERATING STATISTICS
                                   (unaudited)

                                                  THREE MONTHS ENDED                        NINE MONTHS ENDED
                                                     SEPTEMBER 30,                            SEPTEMBER 30,
                                               ------------------------        %         ------------------------       %
                                                  2005          2004         CHANGE         2005          2004        CHANGE
                                               ----------    ----------    ----------    ----------    ----------   ----------
Number of treatment days                               64            64                         192          192

Total treatments - freestanding centers            83,723        63,450          32.0%      242,010       202,326         19.6%

Treatments per day - freestanding centers           1,308           991          32.0%        1,260         1,054         19.6%

Percentage change in total revenues
  - same practice basis                              13.9%         13.8%                       14.6%         11.5%

Percentage change in revenue per
  treatment - freestanding centers - same
  practice basis                                     10.0%         13.2%                       10.1%         11.7%

Percentage change in treatments per day -
  freestanding centers - same practice basis          2.2%          3.3%                        0.6%          1.0%

Local markets at period end                            21            18          16.7%

Treatment centers - freestanding                       55            44          25.0%
Treatment centers - hospital                           12            10          20.0%
                                               ----------    ----------
                                                       67            54          24.1%
                                               ----------    ----------

Days sales outstanding for the quarter                 55            56

                                      # # #

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